Exhibit 8.2

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

Our reference: 25247.50142/80445209v2

January 23, 2018

Registration Statement on Form F-3 – Exhibit 8.2 Opinion

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the issuance and sale by the Partnership of 8.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units pursuant to the Partnership’s Registration Statement on Form F-3 (No. 333-221745) (the “Registration Statement”), the preliminary prospectus supplement dated January 16, 2018 to the base prospectus dated January 10, 2018 (together, the “Base Prospectus”) and the prospectus supplement dated January 16, 2018 to the base prospectus dated January 10, 2018 (together, the “Prospectus Supplement”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of all such documents, including (i) the Registration Statement and the prospectus contained therein (the “Prospectus”), (ii) the certificate of limited partnership and Fifth Amended and Restated Limited Partnership of the Partnership, each as amended to date, (iii) a draft of the Sixth Amended and Restated Limited Partnership Agreement of the Partnership, and (iv) such other records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Partnership as we have deemed relevant and necessary.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

Watson Farley & Williams LLP 250 West 55th Street New York New York 10019 T +1 212 922 2200 F +1 212 922 1512 wfw.com

Watson Farley & Williams LLP is a limited liability partnership that (or a WFW Affiliated Entity) has an office in each of the cities listed above.

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus Supplement under the caption “Non-United States Tax Considerations—Republic of the Marshall Islands Tax Considerations” and we confirm that the statements in such discussions, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the effectiveness of the Registration Statement (except for the representations and statements of fact of the Partnership included under such caption, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Partnership, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP